SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2004

TANOX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30231	76-0196733
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10301 Stella Link, Suite 110, Houston, Texas	77025-5497
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 713-578-4000

Item 9. Regulation FD Disclosure

TNX-355 is an anti-CD4 antibody designed for the treatment of HIV-1. An end of Phase 1 meeting was held with the Federal Drug Administration (FDA) in late 2003, and the protocol for the Phase 2 trial has been submitted to the FDA. We have selected sites to conduct the Phase 2 trial and have received Investigational Review Board approval for the initial sites. We are in the process of manufacturing the clinical supplies of TNX-355 for the study and currently expect enrollment of the first patient to occur in the first half of 2004.

Tanox’s Chief Medical Officer, William Shanahan, Jr., J.D., M.D., has resigned to accept a position with another company. Dr. Shanahan served as Tanox’s Chief Medical Officer since August 2000. The company will retain an executive search firm to seek a replacement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2004	TANOX, INC.

	By:	Jeffrey Organ
Jeffrey Organ
Chief Operating Officer

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